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                                                             EXHIBIT 99

                            JOINT FILING AGREEMENT

                  The  undersigned  hereby agree that the  statement on
Schedule 13D dated April 4, 1997 with respect to the Common  Stock of
Authentic Fitness Corporation is, and any amendments thereto signed by each of the undersigned shall be, filed on behalf of each of us pursuant to and in accordance with the provisions of Rule 13d-1(f) under the Securities Exchange Act of 1934.

                  This Agreement may be executed in counterparts, each of which shall for all purposes be deemed to be an original and all of which shall constitute one and the same instrument.

April 4, 1997.

                             LATTANZIO GROUP, L.L.C.



                             By:      /s/ John J. Lattanzio
                                      Name: John J. Lattanzio
                                      Title: Principal Manager



                             By:      /s/ Michael J. Linn
                                      Name: Michael J. Linn
                                      Title: Manager



                                      /s/ John J. Lattanzio
                                      John J. Lattanzio



                                      /s/ Michael J. Linn
                                      Michael J. Linn